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                                                                   EXHIBIT 10.18

                                FIRST AMENDMENT
                          Dated as of August 31, 2001
                                       To
                        RECEIVABLES FINANCING AGREEMENT
                         Dated as of December 15, 2000

         This FIRST AMENDMENT (this "Amendment"), dated as of August 31, 2001, is entered into among KBK ACCEPTANCE COMPANY LP, a Texas limited partnership (the "Borrower"), KBK FINANCIAL, INC., a Delaware corporation ("KBK"), as the initial servicer (in such capacity, the "Servicer"), AUTOBAHN FUNDING COMPANY L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, the "Lender"), DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG ("DG Bank"), as administrative agent for the Lender (in such capacity, the "Administrative Agent"), and BANK ONE, N.A. ("Bank One"), as collateral agent for the Secured Parties (in such capacity, the "Collateral Agent").

                                    RECITALS

         WHEREAS, the parties hereto have entered into a certain Receivables Financing Agreement dated as of December 15, 2000 (as amended, the "Receivables Financing Agreement");

         WHEREAS, the parties hereto wish to make certain changes to the Receivables Financing Agreement as herein provided;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and the Receivables Financing Agreement, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Receivables Financing Agreement.

         SECTION 2. Changes to Receivables Financing Agreement. Effective as of the date that the conditions set forth in Section 3 hereof are met, the Receivables Financing Agreement is hereby amended as follows:

                  2.1. Clause (a) of the definition of "Borrowing Base" in
         Section 1.1 of the Receivable Financing Agreement is hereby amended and restated in its entirety to be, and to read, as follows:

                  (a) the lesser of (A) 92% of the difference of (i) of the aggregate Outstanding Balance of all Eligible Commercial Loan Receivables, minus (ii) the Excess Commercial Loan Concentration Amount and (B) 82% of the result of (i) the aggregate Outstanding Balance of all Eligible Commercial Loan Receivables, plus
                           (ii) 50% (or such lesser percentage specified in writing by the Administrative Agent with the consent of Royal (which consent shall not be


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                           unreasonably withheld), in its sole discretion, with
                           respect to one or more Commercial Loan Receivables) of the Outstanding Balance of each Commercial Loan Receivable that is a Defaulted Receivable (and would be an Eligible Receivable but for clause (e) of the definition of Eligible Receivable); provided, however, that a Commercial Loan Receivable that is a Defaulted Receivable and has been transferred by the Borrower to another special purpose entity shall continue to be included in this clause (ii) to the extent the proceeds thereof are payable, directly or indirectly, to Borrower, minus (iii) the Excess Commercial Loan Concentration Amount, plus

                  2.2. All existing reference in the Receivables Financing Agreement to the "Default Ratio" are hereby changed to "Net Loss Ratio" including, without limitation, the definition thereof.

                  2.3. Section 1.1 of the Receivables Financing Agreement is hereby amended by adding a new definition, as alphabetically appropriate, to be, and to read, as follows:

                  "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Collection Period equal to the quotient of (a) two times the difference of (i) the aggregate Outstanding Balance of all Commercial Loan Receivables that became Defaulted Receivables during the six preceding Collection Periods (including the current Collection Period), minus (ii) the amount of any cash recoveries received with respect to such Defaulted Receivables during such six-month period, divided by (b) the average of the aggregate Outstanding Balance of all Eligible Commercial Loan Receivables on the last day of each of the six Collection Periods preceding the current Collection Period.

                  2.4. Paragraph (g) in Section 10.1 of the Receivables Financing Agreement is hereby amended by adding a new clause (iii), immediately prior to the period at the end thereof, to be, and to read, as follows:

                  or (iii) the Default Ratio shall equal or exceed 7.5%

                  2.5. For purposes of calculating the Net Loss Ratio and the Default Ratio, it shall be assumed that no Commercial Loan Receivables became Defaulted Receivables during the January through and including June, 2001 Collection Periods.

                  2.6. Exhibits C and D of the Receivables Financing Agreement are hereby amended and restated in their entirety as set forth in the Exhibits C and D, respectively, hereto.

         SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof when the Administrative Agent shall have received (i) an original counterpart (or counterparts)



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of this Amendment, executed and delivered by each of the parties thereto, or other evidences satisfactory to the Administrative Agent of such execution and delivery, (ii) evidence that all amendment or structuring fees payable in connection with this Amendment have been paid and (iii) such other information, certificates, opinions and agreements as the Administrative Agent shall reasonably request.

         SECTION 4. Miscellaneous.

                  4.1. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Borrower and the Servicer hereby reaffirms all covenants, representations and warranties made in the Receivables Financing Agreement and the other Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  4.2. Representations and Warranties. Each of the Borrower and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of each Person, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event or Unmatured Termination Event shall exist.

                  4.3. References to Receivables Financing Agreement. Upon the effectiveness of this Amendment, each reference in the Receivables Financing Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Receivables Financing Agreement as amended hereby, and each reference to the Receivables Financing Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Receivables Financing Agreement shall mean and be a reference to the Receivables Financing Agreement as amended hereby.

                  4.4. Effect on Receivables Agreement. Except as specifically amended above, the Receivables Financing Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                  4.5. Governing Law. This Amendment, including the rights and duties of this parties hereto, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                  4.6. Successors and Assigns. This Amendment shall be binding upon all inure to the benefit of the parties hereto and their respective successors and assigns.

                  4.7. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.



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                  4.8. Counterparts. This Amendment may be executed by the
         parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.



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